UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 1, 2005 (May 25, 2005)

RAYBOR MANAGEMENT INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-29905	98-0220848
(Commission File Number)	(IRS Employer Identification No.)

221 West 10th Street, Medford, Oregon 97501	97501
(Address of Principal Executive Offices)	(Zip Code)

541-494-4001
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On May 25, 2005, Jeffery D. Hoyal voluntarily resigned as President, Chief Executive Officer and Director of Raybor Management Inc. (the “Company”). There was no disagreement between Mr. Hoyal and the Company regarding any matter relating to the Company’s operations, policies or practices.

On May 25, 2005 Tracy L. Friend voluntarily resigned from the board of directors of the Company. There was no disagreement between Ms. Friend and the Company regarding any matter relating to the Company’s operations, policies or practices.

(c)

On May 25, 2005 the board of directors appointed Ryan C. Azares to serve as the Chief Executive Officer of the Company. Mr. Azares began working with the Company in 2001 in his capacity as owner-operator of Western Pacific Publishing, which delivered order-clearing solutions for IC Marketing, a Raybor company. Mr. Azares subsequently accepted a position with ACPA, Inc., a Raybor company, in June of 2003. He joined Raybor’s management team in September 2004. Previously, Mr. Azares was a sales manager for Franklin Covey and several direct marketing companies. In addition, Mr. Azares has served as a director of the Company since December 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                Raybor Management Inc.
                                                                                                (Registrant)

Date: June 1, 2005                                                                 /s/ Ryan C. Azares
                                                                                                By: Ryan C. Azares
                                                                                                Title: Chief Executive Officer